EXHIBIT 5.1

ATTORNEYS AT LAW ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FL 32202-5017 904.359.2000 TEL 904.359.8700 FAX WWW.FOLEY.COM

February 17, 2026

Regency Centers Corporation

One Independent Drive, Suite 114

Jacksonville, Florida 32202

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Florida counsel to Regency Centers Corporation, a Florida corporation (the “Company”), in connection with certain matters of Florida law relating to the registration by the Company and Regency Centers, L.P., a Delaware limited partnership (the “OP”) of the proposed issuance and sale from time to time of one or more series of securities, including: (a) the OP’s debt securities (the “Debt Securities”) and the OP’s warrants to purchase debt securities (the “OP Warrants”), (b) shares (the “Common Shares”) of common stock and special common stock of the Company, $0.01 par value per share (“Common Stock”); (c) shares (the “Preferred Shares”) of preferred stock of the Company, $0.01 par value per share (“Preferred Stock”); (d) the Company’s depositary shares representing whole or fractional parts of one or more series of Common Shares or Preferred Shares (the “Depositary Shares”); (e) the Company’s warrants to purchase Preferred Shares, Depositary Shares or Common Shares (the “Warrants”); (f) the Company’s purchase contracts (the “Purchase Contracts”) and (g) units that relate to or are comprised of any of the foregoing securities (the “Units”); and (h) guarantees of the Company with respect to the Debt Securities (the “Guarantees”, and together with the Debt Securities, OP Warrants, Common Shares, the Preferred Shares, the Depositary Shares, the Warrants, the Purchase Contracts, and the Units, the “Securities”) pursuant to a registration statement on Form S-3, and any amendments thereto (collectively, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which they were transmitted to the SEC for filing under the Securities Act;

2. The Restated Articles of Incorporation of the Company (the “Charter”), certified by the Florida Department of State;

3. The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. Resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) relating to, among other matters, the registration and issuance of the Securities, certified as of the date hereof by an officer of the Company;

5. A certificate of the Florida Department of State as to the good standing of the Company, dated as of a recent date;

6. A certificate executed by an officer of the Company, dated as of the date hereof;

7. The form of indenture among the OP, the Company and U.S. Bank Trust Company, National Association, filed as exhibits to the Registration Statement (collectively, the “Indenture”); and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

February 17, 2026

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board of Directors, or a duly authorized committee thereof, in accordance with the Florida Business Corporation Act, the Charter, the Bylaws and the Registration Statement and, with respect to any Preferred Shares, an amendment to the Company’s Charter (a “Charter Amendment”) setting forth the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the Florida Department of State prior to their issuance (such approvals and, if applicable, acceptance for record, referred to herein as the (“Corporate Proceedings”).

6. Upon the issuance of any Common Shares, including any Common Shares which may be issued upon conversion, exercise, redemption or exchange of any Securities that are convertible into or exercisable, redeemable or exchangeable for Common Shares (collectively, the “Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7. Upon the issuance of any Preferred Shares, including Preferred Shares represented by Depositary Shares (collectively, the “Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed, respectively, the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

8. Any Common Shares or Preferred Shares issued in certificated form will be evidenced by certificates that are duly executed and delivered and otherwise comply with applicable requirements of the Florida Business Corporation Act.

9. None of the Securities will be issued, and none of the Securities will be sold or transferred, in violation of the restrictions on ownership and transfer set forth in Article V of the Charter or any comparable provision in any Charter Amendment.

10. Any Securities convertible into or exercisable, redeemable or exchangeable for any other Securities will be converted, exercised, redeemed or exchanged in accordance with their terms.

February 17, 2026

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. Upon the completion of all Corporate Proceedings relating to any Common Securities, the issuance of such Common Securities by the Company will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, such Common Securities will be validly issued, fully paid and nonassessable.

2. Upon the completion of all Corporate Proceedings relating to any Preferred Securities, the issuance of such Preferred Securities by the Company will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, such Preferred Securities will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Corporate Proceedings relating to any Securities that are Depositary Shares, the issuance of such Depositary Shares by the Company will be duly authorized.

4. Upon the completion of all Corporate Proceedings relating to any Warrants and the securities underlying such Warrants, the issuance of such Warrants by the Company will be duly authorized.

5. Upon the completion of all Corporate Proceedings relating to any Purchase Contracts and the securities underlying the Purchase Contracts, the issuance of such Purchase Contracts by the Company will be duly authorized.

6. Upon the completion of all Corporate Proceedings relating to any Units and the securities underlying the Units, the issuance of such Units by the Company will be duly authorized.

7. Upon the completion of all Corporate Proceedings relating to any Guarantees in accordance with the Indenture, the issuance of such Guarantees by the Company will be duly authorized.

The foregoing opinion is limited to the laws of the State of Florida, and we do not express any opinion herein concerning federal law or any other state law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Florida, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Florida, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. This opinion is given as of the date hereof and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion may not be used for any other purpose without our prior written consent, which we may grant or withhold in our sole discretion.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ FOLEY & LARDNER LLP